SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

TODHUNTER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

TODHUNTER INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 5.                                        Other Events and Required FD Disclosure.

On June 9, 2004, Todhunter International, Inc. (the “Company”) issued a press release announcing that:

(1)          the Company has entered into a Subscription Agreement with Angostura Limited, the Company’s majority owner (“Angostura”), under which Angostura will purchase 714,285 shares of newly-issued Common Stock of the Company for $10 million, or $14.00 per share; and

(2)          the Company will use its best efforts to complete a rights offering pursuant to a registration statement to be filed with the Securities and Exchange Commission.  The rights offering will allow each stockholder of the Company other than Angostura to purchase such holder’s pro-rata amount of the number of shares of the Common Stock of the Company that will permit the public stockholders in the aggregate to maintain the percentage stock ownership the public stockholders owned prior to the stock purchase by Angostura.  It is expected that the number of shares available to be sold pursuant to the rights offering will be 407,774 and the per share purchase price of the rights offering will be the lesser of $14.00 or the closing price on the American Stock Exchange two days prior to the effective date of the registration statement.  The Company will use its best efforts to file the registration statement within 60 days.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.                                        Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                           Financial Statements of Business Acquired.

Not applicable.

(b)                          Pro Forma Financial Information.

Not applicable.

(c)                           Exhibits.

10.1                                         Subscription Agreement, dated June 8, 2004, between the Company and Angostura.

99.1                                         The Company’s Press Release, dated June 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODHUNTER INTERNATIONAL, INC.

Date:	June 9, 2004	By:	/s/ Jay S. Maltby
Jay S. Maltby Chairman, Chief Executive Officer and President